Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference herein of our report dated March 15, 2010, with respect to our audit of the consolidated financial statements and financial statement schedule of Arabian American Development Company for the year ended December 31, 2009, which report is included in the Annual Report (Form 10-K) for the year ended December 31, 2011, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Travis Wolff, LLP

Dallas, Texas
August 15, 2012